EXHIBIT 99.1 TO
                                                               SCHEDULE 13D




                          WARRANT PURCHASE AGREEMENT


          WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of April 25, 1996, among VERNITRON CORPORATION (with its successors, the "Company"), Paribas Principal, Inc. ("PPI") and Banque Paribas acting through its Grand Cayman Branch, as the initial Holder of the Warrants referred to herein.


                             W I T N E S S E T H :


          WHEREAS, the Company, various lending institutions listed on Annex I thereto (the "Banks") and Banque Paribas, as agent for the Banks, are parties to a Credit Agreement dated as of April 26, 1996 (as the same shall be modified and supplemented and in effect from time to time, the "Credit Agreement");

          WHEREAS, in order to induce Banque Paribas to enter into the Credit Agreement, and as compensation therefor, the Company has authorized the issu-ance to the Holder of the Warrants which are exercisable, pursuant to the terms and conditions thereof, for 666,312 shares of Common Stock, $0.01 par value, of the Company at a purchase price of $.01; and

          WHEREAS, PPI may desire to provide additional financing to the Company and in connection therewith the Company has agreed to sell to PPI a warrant to purchase, pursuant to terms and conditions thereof, 776,388 shares of Common Stock, $0.01 par value of the Company at a purchase price of $1.25 per share.

          WHEREAS, the Holder desires to subscribe for, and the Company desires to issue to the Holder, upon the terms and conditions set forth herein, the Warrant substantially in the form of Exhibit A hereto;


          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Definitions.

          1.01 Definitions. The following terms, as used herein, shall have the following respective meanings:

          "Affiliate" shall have the meaning ascribed to such term in the Credit Agreement.

          "Agreement" shall have the meaning provided in the introductory paragraph hereof.

          "Business Day" shall mean any day other than Saturday, Sunday or any other day on which commercial banks are required by law or authorized to close in New York City.

          "CIT Warrant" shall mean the Warrant issued to CIT exercisable into 31,345 shares of Common Stock on the date hereof.

          "Commission" means the Securities and Exchange Commission or any other United States agency at the time administering the Securities Act.

          "Common Stock" shall mean the common stock of the Company.

          "Credit Agreement" shall have the meaning ascribed to such term in the first WHEREAS clause of this Agreement.

          "DLJ Warrant" shall mean a warrant exercisable into 100,000 shares of Common Stock expected to be issued to Donaldson, Lufkin & Jenrette ("DLJ") promptly after the date hereof which warrant and any purchase agreement pursuant to which such warrant is purchased shall have terms no more favorable than the terms and provisions of this Agreement and the Warrant and may, at the request of the Company, constitute a Warrant and DLJ may become a party to this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exercise Period" shall mean the period of time from April 25, 1996, until 5:00 P.M., local time in New York City, on April 25, 2006 (or such later date as specified in Section 4.07).

          "Existing Warrants" shall have the meaning provided in the Warrant.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

          "Holder" shall mean the holder of any Warrant or Warrant Interest unless, with respect to any such Warrant Interest, such Warrant Interest is acquired in a public distribution pursuant to a registration statement under the Securities Act or pursuant to a transaction exempt from registration under the Securities Act if securities sold in such transaction may be resold without subsequent registration under the Securities Act.

          "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

          "Public Sale" means any sale of Common Stock pursuant to a widely-distributed registered public offering under the Securities Act or any sale of Common Stock to the public pursuant to Rule 144 effected through a broker or dealer.

          "Registrable Securities" shall mean (i) any Warrant Interests issued or sold to the Holder or any affiliate of the Holder whether or not at the time of such determination such interests are then held by the Holder or such affiliate of the Holder and (ii) any securities issued or issuable with respect to any such Warrant Interests by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act,
(iii) they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (iv) they shall have ceased to be outstanding. Registrable Securities shall not include any Warrant.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 5, including, without limitation,
(i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) messenger and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold com-fort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel, who may be counsel for the Company, chosen by the holders of a majority of the Registrable Securities included in such registration statement, (vii) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered (if the Company elects to obtain any such insurance), and (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts and commissions, transfer taxes, if any, and accountants retained by the selling securityholders in addition to those referred to in preceding clause (v).

          "Regulation Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System or any successor regulation.

          "Requesting Holder" shall mean in respect of any registration pursuant to Section 5.01 hereof, any holder of Registrable Securities who gives notice to the Company of its request to include Registrable Securities in such registration.

          "Required Holders" shall mean the holders of more than 50% of the aggregate Warrant Interests then outstanding.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Tag-Along Acceptance" shall have the meaning set forth in Section 6.01(b).

          "Tag-Along Notice" shall have the meaning set forth in Section
6.01(a).

          "Tag-Along Notice Period" shall have the meaning set forth in
Section 6.01(b).

          "Tag-Along Offer" shall have the meaning set forth in Section
6.01(a).

          "Tag-Along Offeree" shall have the meaning set forth in Section
6.01(a).

          "Tag-Along Offerer" shall have the meaning set forth in Section
6.01(a).

          "Tag-Along Offeree Shares" shall have the meaning set forth in Section
 6.01(c).

          "Tag-Along Shares" shall have the meaning set forth in Section
6.01(a).

          "Warrant" shall mean a Warrant to purchase the number of Warrant Interests indicated therein, substantially in the form of Exhibit A, and any Warrant or Warrants issued upon transfer of, or in substitution therefor and, in any event, shall consist of the warrants issued to Banque Paribas and PPI, on the date hereof and the DLJ Warrant.

          "Warrant Interest" shall mean the shares of Common Stock issued or issuable upon exercise of any Warrant. For purposes of this Agreement, a Warrant Interest shall be "outstanding" from and after the date hereof until the redemption or cancellation of such Warrant Interest (or, if the related Warrant has not been exercised, the expiration, repurchase or cancellation of such Warrant) by the Company.

          "Warrantholder" shall mean the holder of any Warrant.

          1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.

          Section 2.  Terms and Conditions of Issuance of Warrants.

          2.01 Issuance of the Warrants. In consideration of the premises and other good and valuable consideration, the Company hereby agrees to issue on the date hereof to Banque Paribas, acting through its Grand Cayman Branch, a Warrant to purchase the number of Warrant Interests set forth on the signature page. The Company hereby agrees to sell to PPI, for a purchase price equal to $1,000, a Warrant to purchase the number of Warrant Interests set forth on the signature page. The number of Warrant Interests set forth on the signature page are subject to adjustment from time to time as set forth in the Warrants issued to the Holders; provided, however, that no Holder shall be entitled to exercise any Warrant to the extent that, as a result of such exercise, such Holder and its Affiliates, directly or indirectly, would, in such Holder's sole judgment, own, control or have power to vote a greater quantity of securities of any kind issued by the Company than such Holder and its Affiliates shall be permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any government authority at the time applicable to such Holder and its Affiliates (including, without limitation, any applicable provision of Regulation Y).

          2.02 Opinion of Counsel. On the date hereof, the Holder shall have received from Elliot N. Konopko, general counsel to the Company, an opinion in form and substance satisfactory to the Holder.

          2.03 On the date hereof, PPI shall have received from the Company fully executed Small Business Administration Forms 480 and 652 (together with Small Business Administration Form 1031, the "SBA Forms").

          Section 3.A Representations and Warranties of the Company. The Company represents and warrants to the Holders on the date hereof and on each date on which a Warrant is exercised as follows; provided, however, it is understood that the Company shall have no liability to the Holders as a result of the Holder determining not to exercise the Warrant because the Company in connection therewith discloses that any of the representations and warranties set forth below became untrue after the date hereof and are untrue on the date that such representations are required to be remade and the Company shall have no liability to the Holder in any event as a result of disclosures by the Company in connection with the making of such representations and warranties after the date hereof that any of such representations and warranties is not true after the date hereof and prior to an exercise of a Warrant of which the Company had prior notice:

          3.01 Incorporation of Representations and Warranties. The representations and warranties of the Company contained in Sections 7.01 through 7.26, inclusive, of the Credit Agreement are incorporated herein by reference and made a part hereof as if set forth herein. Such representations and warranties are true and correct in all material respects on the date hereof and will be true and correct on each date on which a Warrant is exercised.

          3.02 Authorization. The Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the Warrants and to issue and deliver the Warrants and Warrant Interests; the execution, delivery and performance by the Company of this Agreement and the Warrants have been duly authorized by all necessary action; each of this Agreement and each Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to creditors' rights and remedies generally and subject, as to enforceability, to general equitable principles (regardless of whether an enforcement is sought in a proceeding in law or at equity).

          3.03 Valid Issuances. The Warrants, when issued and delivered pursuant hereto, and the Warrant Interests, when issued and delivered and paid for pursuant to the Warrants, will be validly issued, and are not subject to any preemptive rights, rights of first refusal or rights of first offer except as set forth herein. Except for the registration rights as set forth in this Agreement, piggyback registration rights granted to the holder of the CIT Warrant and rights to be granted to holder of the DLJ Warrant which shall be no more favorable to the holder thereof than the registration rights provided for herein, the Company is not under any obligation to cause the registration of any of its presently outstanding securities or any of its securities which hereafter may be issued.

          3.04 No Breach. None of the execution and delivery of this Agreement and the Warrants, the consummation of the transactions herein or therein contemplated, including the issuance and delivery of the Warrants and the Warrant Interests or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent (other than any consent already obtained which remains in full force and effect and other than requirements for securities registration under applicable laws) under any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

          3.05 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, which have not already been made or obtained, are necessary for the execution, delivery or performance by the Company of this Agreement or the Warrants, the consummation of the transactions contemplated herein and therein or the validity or enforceability hereof or thereof.

          3.06 Capitalization. The capital of the Company on the date hereof consists of (x) 20,000,000 shares of common stock, $.01 par value, 12,659,957 of which shares are issued and outstanding, and (y) 4,000,000 shares of preferred stock, $.01 par value, 738,584 of which shares are issued and outstanding. All of such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except as set forth on Schedule VII of the Credit Agreement (which shall include, without limitation, the Warrants), the Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          3.07 Offer of Warrants. Neither the Company nor any Person acting on its behalf has directly or indirectly offered the Warrants or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Holder and Donaldson, Lufkin & Jenrette. Neither the Company nor any Person acting on its behalf has taken or will take any action which would subject the issuance and sale of the Warrants to the provisions of Section 5 of the Securities Act, or to the provisions of any state securities law requiring registration of securities, notification of the issuance or sale thereof or confirmation of the availability of any exemption from such registration.

          3.08 SBIC Information. All information set forth in the SBA Forms regarding the Company and its affiliates is accurate and complete. Copies of such forms have been, on or prior to the date hereof (or within the time period required by Section 4.03 in the case of Form 1031), completed and executed by the Company and delivered to PPI.

          Section 3.B. Representation and Warranties of the Holders. Each Holder represents and warrants to the Company on the date hereof and on each date on which a Warrant is exercised as follows:

          (a) Such Holder represents that the Warrants or the Warrant Interests, as the case may be, is being acquired by him for his own account for investment purposes and not with a view to the distribution thereof. Each Holder understands that the Warrant and the Warrant Interests have not been registered under the Securities Act of 1933 as amended, on the grounds that the offer and sale of the Warrants and Warrant Interests are exempt from the registration requirements of the Securities Act of 1933 under Section 4(2) thereof as transaction not involving any public offering of the Warrants or Warrant Interests.

          (b) Each Holder understands that he must bear the economic risk of his investment in the Warrants and Warrant Interests for an indefinite period of time because such securities have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available.

          Section 4.  Covenants.

          4.01 Maintenance of Existence; Corporate Franchises. The Company will do, and will cause each of its subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses and patents useful and neces-sary for the operation of their respective businesses; provided, however, that nothing in this Section 4.01 shall prevent the withdrawal by the Company or any subsidiary of the Company of its qualification as a foreign corporation in any jurisdiction or the taking of any other action or failure to take any action by the Company or any subsidiary where such withdrawal, action or omission could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole.

          4.02 Inspection. The Company covenants and agrees that it will permit, on a reasonable basis, any Holder and its representatives (including without limitation, examiners from the Small Business Administration) to inspect the properties of the Company and to examine and make extracts and copies from the books and records of the Company during normal business hours (including, without limitation, for purposes of verifying the certifications and representations made by the Company in the SBA Forms and this Agreement and in verifying compliance with the covenants contained in this Agreement.

          4.03 Information. The Company covenants and agrees that it will deliver to all of the Holders all the financial statements and other information required to be delivered under Section 8.01 of the Credit Agreement (as such agreement is in effect on the date hereof without giving effect to any amendments, modifications or waivers after the date hereof and whether or not such agreement is in effect). In addition, the Company covenants and agrees to provide to the Holders, at least annually, sufficient financial and other information necessary to allow the Holder to evaluate the financial condition of the Company for the purpose of valuing the Holder's interest in the Company, to determine the continued eligibility of the Company under the Small Business Investment Act of 1958, as amended (the "SBIA") and the regulations thereunder, including Title 13, Code of Federal Regulations,
Section 121.802, and to verify the use of the proceeds received by the Company from the purchase of the Warrant as well as the proceeds from the exercise of the Warrant. Prior to each date on which the Warrant is exercised, the Company shall provide such financial statements, plans of operation (including intended use of financing proceeds), cash flow analyses and projections as PPI shall reasonably determine is necessary to support its investment decision.
In addition, prior to each exercise of the Warrant, the Company shall certify to PPI the intended use of the proceeds from such exercise. All such information shall be certified by the President, Chief Executive Officer, Treasurer or Chief Financial Officer of the Company. Within 30 days of the date hereof and within 30 days of the date of each exercise of the Warrant, the Company shall have provided PPI a completed Small Business Administration Form 1031. Promptly after the end of each fiscal year of the Company (and in any event prior to February 28 of each year), the Company shall provide to PPI a written assessment in form and substance satisfactory to PPI of the economic impact of the financing assistance provided to the Company by PPI, specifying the full time equivalent jobs created or retained, and the impact of the financing on the revenues and profits of the business and on taxes paid by the business and its employees. Upon the request of PPI the Company will also provide all information requested by PPI in order for it prepare and file SBA Form 468 and any other information requested or required by any governmental agency asserting jurisdiction over PPI.

          4.04 Transactions with Affiliates. The Company will not, and will not permit any of its subsidiaries to, enter into transactions with an Affiliate (for purposes of this Section, except as specified below, as defined in the Credit Agreement for purposes of Section 9.07 thereof) of the Company other than transactions which have been approved by a majority of the disinterested members of the Board of Directors and which transactions are on terms and conditions substantially as favorable to the Company or such subsidiary as would be obtainable in a comparable arm's-length transaction with a person other than an Affiliate or as otherwise permitted pursuant to
Section 9.07 of the Credit Agreement. Neither the Company nor any Subsidiary of the Company will repurchase any equity interests of the Company except on a basis which is pro rata among all the holders of such equity interests (including, without limitation, in the event any Warrants are outstanding the holders of Warrants shall have the option to sell their Warrant Interests pursuant to such repurchase (with the repurchase price per share to be reduced by the exercise price)). Neither the Company nor any subsidiary shall sell a material amount of assets to, or purchase a material amount of assets from, an Affiliate of the Company, it being agreed that a merger or similar transaction between the Company and an Affiliate shall not constitute a sale or purchase of a material amount of assets.

          4.05 Repurchase of Equity Interests. The Company covenants and agrees that it will not, without prior written notice to any Holder which is subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y promulgated thereunder), directly or indirectly, purchase, redeem, retire or otherwise acquire any partnership interests if, as a result of such purchase, redemption, retirement or other acquisition, such Holder, together with its Affiliates, will own, or be deemed to own, Warrant Interests representing capital equal to 25% or more of the aggregate equity interests then outstanding (assuming the exercise of all Warrants then held by such Holder and its Affiliates).

          4.06 Regulatory Matters. The Company agrees to cooperate in good faith with and assist any Holder or any of the Holders' Affiliates as any Holder may reasonably request in connection with any United States banking regulatory issues that may arise with respect to the Holder's ownership of the Warrant or any Warrant Interest.

          4.07 Notice of Expiration. The Company covenants and agrees to give each Holder of a Warrant, as reflected in the books and records of the Company, prior written notice of the expiration of the Exercise Period of the respective Warrants. Such notice shall be delivered not less than thirty (30) days but not more than sixty (60) days prior to such expiration; provided that if the Company fails to give such notice, the expiration of such Exercise Period shall not occur, as to the respective Warrants, until thirty (30) days after such notice is delivered.

          4.08 Credit Agreement Debt. It is recognized and agreed that the fair market value of the Warrants, when taken together with the terms of the indebtedness arising under the Credit Agreement ("Credit Agreement Debt"), will not result in any original issue discount for federal income tax purposes ("OID") with respect to the Credit Agreement Debt and the Company agrees not to claim any OID with respect to the Credit Agreement Debt.

          4.09 Preemptive Rights. In case the Company shall at any time after the date of this Agreement in any manner issue or sell any shares of its Common Stock (other than issuances pursuant to the exercise of Existing Warrants) or rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock (any such rights, options, warrants or other securities being herein called "Rights"), whether or not such Rights are immediately exercisable or convertible, other than if made as a distribution or dividend to all holders of Common Stock, the Company will give to the Holders written notice (an "Offer Notice") of the Company's decision, describing the type of Common Stock or Right, the price, and the general terms upon which the Company has decided to issue such securities. The Holders shall have twenty-one (21) days from the date on which the Company shall give the written Offer Notice to agree to purchase such Holder's pro rata share (as described in the next succeeding sentence) of the Common Stock or Rights proposed to be issued plus its pro rata share of the shares of Common Stock and Rights which the other Holders are entitled to purchase pursuant to this Section and are not purchased by other Holders, of such Common Stock or Rights for the price and upon the terms specified in the Offer Notice, by giving written notice to the Company and stating therein the quantity of Common Stock or Rights to be purchased by the Holder. The Holders shall be entitled to purchase an amount of shares of Common Stock and Rights equal to the product of (i) the number of shares of Common Stock and Rights proposed to be issued and sold multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock then owned by such Holder which were acquired upon exercise of the Warrants plus the number of shares of Common Stock which such Holder would be entitled to purchase upon the exercise of any Rights owned by such Holder immediately prior to the time of determination and the denominator of which is the total number of shares of Common Stock then issued and outstanding plus the number of shares of Common Stock which would be issued upon the exercise of any Rights held by all holders. In the event that the Holder and the other holders of Warrants or Warrant Interests shall fail or refuse to exercise in full their preemptive rights within said twenty-one (21) day period, the Company shall have one hundred twenty (120) days thereafter to sell the quantity of Common Stock or Rights which the Holder did not agree to purchase pursuant to this Section, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's Offer Notice to the Holder. In the event the Company has not sold the Common Stock or Rights within said period of one hundred twenty (120) days, the Company will not thereafter issue or sell any Common Stock or Rights without first offering such securities to the Holder in the manner provided by the foregoing provisions of this Section. In no event shall any Holder be entitled to any rights pursuant to this Section 4.09 in the case of the issuance or sale of shares of Common Stock or Rights (a) for a consideration other than cash, (b) to providers (other than providers who are Affiliates of the Company) of debt or preferred stock financing as part of such debt or preferred stock financing or (c) constituting, or upon the exercise of, Management Options (as defined in the Warrant).

          4.10 Use of Proceeds. The Company agrees that it will use the proceeds from the sale of the Warrant to PPI and the proceeds from the exercise of the Warrant for general corporate and working capital purposes and not for any purpose that would be a violation of Section 107.720 of Title 13 of the Code of Federal Regulations.

          4.11 Business. For a period of one year following the date hereof, the Company will not and will not permit its subsidiaries to, change its business activity if such change would render the Company ineligible to receive financial assistance from a Small Business Investment Company under the Small Business Act and the regulations thereunder. If the Company breaches this covenant, then, PPI may demand that the Company and, subject to the terms of the Credit Agreement, the Company shall immediately purchase all securities acquired by PPI at a purchase price equal to PPI's original cost.

          4.12 Non-Discrimination. The Company will at all times comply with the nondiscrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

          Section 5.  Registration Rights.

          5.01  Registration under Securities Act.

          (a) Registration on Request. (i) Subject to the last sentence of this clause (i), any time and from time to time after the date hereof, upon the request of the holders of a majority of the Registrable Securities, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company, in accordance with the provisions of Section 5.01(c) hereof, will use its best efforts to effect the registration under the Securities Act of:

               (A) the Registrable Securities which the Company has been so requested to register for disposition in accordance with the intended method or methods of disposition stated in such request, and

               (B) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 20 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. The Company shall be required to effect no more than two "long-form registrations" pursuant to this Section 5.01(a) (i.e., registrations on Form S-1) but there shall be no limit on "short-form registrations" pursuant to this Section 5.01(a) (i.e., registrations on Form S-2 or S-3 or other short-form registrations).

          In no event may Holders request a registration pursuant to this Section unless such Holders request the registration of at least 2% of the outstanding shares of Common Stock of the Company. The Company shall not be obligated to take any action to effect any registration requested pursuant to this Section 5.01(a) during the period starting with the date 30 days prior to the Company's estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Company initiated registration, provided that the Company is using all reasonable efforts to cause such registration statement to become effective.

          (ii) Effective Registration Statement. A registration requested pursuant to this Section 5.01(a) shall not be deemed to be effected (A) if a registration statement with respect thereto shall not have become effective unless the registration statement shall not have become effective because the Holders requesting such registration requested that such registration be withdrawn, (B) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or any court, and the result of such interference is to prevent the holders of Registrable Securities to be sold thereunder from disposing thereof in accordance with the intended methods of disposition, or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the underwriters of such Registrable Securities that were to have been sold thereunder, other than as a result of any breach by any such holder of its obligations thereunder or hereunder.

          (iii)  Registration Statement Form.  Registrations under this
Section 5.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition specified in the request of the holders of Registrable Securities being registered for such registration. The Company agrees to include in any such registration statement all information which the holders of Registrable Securities being registered shall reasonably request.

          (iv) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 5.01(a). To the extent expenses of the registration are not required to be paid by the Company, each holder of securities included in the registration will pay those expenses allocable to the registration of such holder's securities, and any expenses not so allocable will be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

          (v) Selection of Underwriters. If a requested registration pursuant to this Section 5.01(a) involves an underwritten offering, the managing underwriter or underwriters shall be selected by a majority of the holders of Registrable Securities requested to be included in such registration, such underwriter to be reasonably satisfactory to the Company.

          (vi) Priority in Requested Registrations. If a requested registration pursuant to this Section 5.01(a) involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included therein, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering pro rata among the holders of Registrable Securities requesting inclusion therein in accordance with the number of securities requested to be included in such registration by each such holder; provided, that if, as a result of the preceding clause, the number of Registrable Securities registered and sold on behalf of holders of Registrable Securities in any registration requested pursuant to this Section 5.01(a) is less than 50% of the Registrable Securities as to which such holders requested registration pursuant to this Section 5.01(a), then such registration shall be deemed to be a registration under Section 5.01(b) hereof and not under Section 5.01(a) hereof. If this Section 5.01(a) is applicable in connection with any such registration, without the written consent of the holders of at least a majority of the Registrable Securities, no securities other than Registrable Securities shall be covered by such registration and the Company will not grant any registration rights inconsistent with the provisions of this Section 5.01(a).

          (b) Incidental Registration. (i) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor or similar forms, and other than pursuant to Section 5.01(a)), whether or not for sale for its own account, the Company will each such time give prompt written notice to all holders of Warrants and of Registrable Securities of its intention to do so and of such holders' rights under this Section 5.01(b). Upon the written request of any holder of Registrable Securities made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the provisions of paragraph (iii) of this Section

5.01(b), use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation, to pay the Registration Expenses, if any, in connection therewith), and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities (but will pay Registration Expenses, if any, as and when the same become due and payable during such delay).

          (ii) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.01(b). To the extent expenses of the registration are not required to be paid by the Company, each holder of securities included in the registration will pay those expenses allocable to the registration of such holder's securities, and any expenses not so allocable will be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

          (iii) Priority in Incidental Registrations. If a registration pursuant to this Section 5.01(b) involves an underwritten offering, and the managing underwriter shall advise the Company in writing, that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (A) if the registration is a primary registration on behalf of the Company, (x) first, the securities requested to be included in such registration by the Company until such time as the Company has raised after the date hereof in public offering gross proceeds of $20 million from the sale of common equity, (y) second, the Registrable Securities and securities of other Persons requested to be included in such registration pro rata in accordance with their ownership interests (assuming the exercise of all Warrants) and (B) if the registration is a secondary registration on behalf of Persons other than the Company, the Registrable Securities and securities of the other Persons included in such registration pro rata in accordance with their ownership interests (assuming the exercise of all Warrants). Notwithstanding anything to the contrary contained in the foregoing, in the event that a reduction in the number of securities included in an incidental registration is required to be made in accordance with this
Section 5.01(b)(iii), in no event shall the number of securities to be included by Steven W. Bershad be reduced (except to allow the Company to include securities) until such time as Mr. Bershad has sold in a manner after the date hereof at least 1,137,031 shares of Common Stock of the Company.

          (c) Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 5.01(a) and (b) the Company will as expeditiously as possible:

         (i) prepare and as soon thereafter as possible file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, that before filing such registration statement or any amendments thereto, the Company will furnish to the Requesting Holders copies of all such documents proposed to be filed;

        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for a period of either (A) not less than nine months (subject to extension pursuant to the last paragraph of this Section 5.01(c)) or (B) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

       (iii) furnish to each Requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, but only one copy thereof to each such Requesting Holder), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents in order to facilitate the disposition of the Registrable Securities owned by such Requesting Holder, as such Requesting Holder may reasonably request;

        (iv) use its best efforts to register or qualify such Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions where an exemption is not available, as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller; provided, that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (iv), (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in such jurisdiction;

         (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

        (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller (and the underwriters, if any) of:

              (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

              (B) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included, therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

       (vii) promptly notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

      (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will promptly furnish to each seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

        (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

         (x) use its best efforts (A) to cause all such Registrable Securities covered by such registration statement to be listed on any national securities exchange (if such Registrable Securities are not already so listed), and on any other securities exchange, on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (B) to secure the designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities, in each case if the Registrable Securities so qualify, in the case of each action referred to in this clause (B) if requested by a majority of holders covered by such registration statement or by the managing underwriter.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vii) of this Section 5.01(c), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vii) of this Section 5.01(c) and, if so directed by the Company, such holder will use its best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable time period mentioned in clause (ii) of this Section 5.01(c) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause
(vii) of this Section 5.01(c), to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (vii) of this Section 5.01(c).

          (d) Underwritten Offerings. (i) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 5.01(a), the Company will enter into an underwriting agreement with such underwriters for such offering. Such agreement shall be reasonably satisfactory in substance and form to the Company and the holders of a majority of the Registrable Securities included in such registration and the underwriters and shall contain such representations and warranties by the Company and by the selling shareholders and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.01(f). The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities.

          (ii) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 5.01(b) and such securities are to be distributed by or through one or more underwriters, (i) the managing underwriter or underwriters shall be selected by the Company, and (ii) the Company will, if requested by any holder of Registrable Securities as provided in Section 5.01(b), and subject to the provisions of Section 5.01(b)(iii), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders and that any or all of the conditions precedent to the obligations of such under-writers under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities.

          (iii) Holdback Agreements. (I) The Company agrees without the consent of the managing underwriter not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during such period of time (but not to exceed 180 days after any underwritten registration pursuant to Section 5.01(a) or (b) has become effective) as may be requested by the underwriters, except as part of such underwritten registration and except pursuant to registrations on Form S-4 or S-8, or any successor or similar forms thereto or pursuant to an unregistered offering to employees of the Company or its Subsidiaries pursuant to an employee benefit plan as defined in Rule 405 of Regulation C under the Securities Act; provided, that the provisions of this clause shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

               (II) Each Holder agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act during the 14 days prior to, and during the 180-day period (or such shorter period as may be agreed to by the Company) beginning on, the effective date of any registration statement filed by the Company with respect to the sale of equity securities (other than a filing pursuant to Form S-8) (except as part of such registration), if and to the extent requested by the managing underwriters in the case of an underwritten public offering.

          (e) Preparation, Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders, and such underwriters' and such holders' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act provided that the Company receives customary confidentiality agreements from such persons.

          (f) Indemnification. (i) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Section 5.01, the Company will, and hereby does, indemnify and hold harmless, the seller of any Registrable Securities covered by such registration statement, its directors, officers, agents and employees, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, agent, employee, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained (x) in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto or any document included by reference therein, or (y) in any application or other document or communication (in this Section 5.01(f) collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, agent, employee, underwriter and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or in any application, in reliance upon and in conformity with written information prepared and furn-ished to the Company by such seller specifically for use in the preparation thereof which information contained any untrue statement of any material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided further, that the Company shall not be liable to any Person who participates as an underwriter in any such registration or any other Person who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended (provided it has been made available to such Person in accordance with the terms hereof), to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, agent, employee, underwriter or controlling Person and shall survive the transfer of such securities by such seller. The Company shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified in respect of a claim for each jurisdiction in which such counsel is required unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other indemnified party in respect of such claim.

          (ii) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Section 5.01, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (i) of this Section 5.01(f)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information prepared and furnished to the Company by such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or such application, which information contained any untrue statement of any material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. The indemnity provided by each seller of securities under this Section 5.01(f)(ii) shall be provided severally, and not jointly or jointly and severally with any other seller or prospective seller of securities, and shall be limited in amount to the net amount of proceeds received by such seller from the sale of Registrable Securities pursuant to such registration statement.

          (iii) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5.01(f), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.01(f), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (iv) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 5.01(f) (with appropriate and reasonable modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal, state or provincial law or regulation of any governmental authority, other than the Securities Act.

          (v)  Indemnification Payments.  The indemnification required by this
Section 5.01(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund if the party receiving such payments is subsequently found not to have been entitled thereto hereunder.

          (vi) Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by this
Section 5.01(f) is for any reason not available, the parties required to indemnify by the terms hereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnities under clauses (i) and (ii) above of this Section 5.01(f) were available. The Company and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this clause (vi), each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Registerable Securities, as the case may be. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who is not guilty of such fraudulent misrepresentation.

          (g) Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person agrees to sell such Person's securities on the basis provided in any underwriting arrangements reasonably approved by the Company.

          (h) Limitations, Conditions and Qualifications to Obligations under Registration Covenants. The obligations of the Company under this Section 5 to file and to use its best efforts to cause the Registerable Securities to be registered under the Securities Act are subject to the limitation, condition and qualification that the Company shall be entitled to postpone for a reasonable period of time (but not exceeding 60 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 5 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or would require premature disclosure thereof and promptly gives the holders of Registerable Securities requesting registration thereof pursuant to Section 5 written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.

          5.02 Rule 144. The Company will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          5.03 Rule 144A. The Company covenants that, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act, the Company shall, upon the written request of any holder of Registrable Securities, provide to any such holder and to any prospective institutional transferee of Registrable Securities designated by such holder, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such holder may reasonably determine is required to permit a transfer of such Registrable Securities to comply with the requirements of Rule 144A promulgated under the Securities Act.

          5.04 Other Registration Rights. The Company will not grant to any Affiliate of the Company the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the written consent of the holders of at least a majority of all Registrable Securities at the time outstanding unless such registration rights permit the holders of the Registrable Securities to piggyback on all such registrations on a pro rata basis (determined by ownership and after giving effect to all cutbacks) with such Affiliate except as otherwise permitted pursuant to the last sentence of
Section 5.01(b)(iii). The Company represents and warrants to the holders of Registrable Securities that on the date hereof there are no other "registration rights" held by any Person except for the Existing Warrants.

          Section 6.  Other Rights and Obligations.

          6.01 Tag Along Rights. (a) In the event that Stephen W. Bershad or any Affiliate of Stephen W. Bershad (the "Tag-Along Offeror") intends to sell, transfer or otherwise in any manner dispose of (other than in connection with the granting of a security interest in such securities) any shares of Common Stock owned by him (the "Tag-Along Shares"), other than sales which when aggregated with all other sales by Mr. Bershad after the date hereof, aggregate less than 1,137,031 shares of Common Stock, the Tag-Along Offeror shall provide written notice (the "Tag-Along Notice") to the Holder (and any assignee of the Holder's rights hereunder who has acquired Common Stock issued upon exercise of such Holder's Warrant) (the "Tag-Along Offeree") in the manner set forth in this Section 6.01. The Tag-Along Notice shall identify the proposed transferee or transferees, the Tag-Along Shares, the Tag-Along Offeree's rights pursuant to this Section 6.01 (the "Tag-Along Offer"), the estimated expenses associated with the sale, a description of the price and all the other terms and conditions of the Tag-Along Offer. The Tag-Along Offeror shall not be permitted to sell, transfer or otherwise dispose (other than in connection with the granting of a security interest in such securities) of any shares of Common Stock owned by him otherwise than as pro-vided in this Section 6.01. In the event that the consideration payable in a Tag-Along Offer consists in whole or in part of a consideration which a Tag-Along Offeree is prohibited by law from receiving or holding, then the Tag-Along Offeree shall receive in lieu of such consideration cash in an amount equal to the fair market value of such consideration. In connection with any such sale, neither the Tag-Along Offeror nor any of its Affiliates shall receive any benefits of any type not received by the Tag-Along Offeree on a pro rata basis, including, without limitation, any consulting, non-competition, investment banking or other fees other than employment compensation received in the ordinary course of business for employment services actually provided by such person to the purchaser in any Tag-Along Offer after consummation thereof. Notwithstanding the foregoing, the Tag-Along Offeree shall be responsible for its pro rata share of all estimated expenses associated with the sale. The timing provisions of this Section 6.01 shall not apply to Tag-Along Offers structured as a merger, consolidation or similar transaction in which all holders of shares of Common Stock are permitted or required to transfer their interest on the same terms.

          (b) The Tag-Along Offeree shall have the right and option, exercisable as set forth below, to accept the Tag-Along Offer for up to such number of shares of Common Stock in respect of which the Tag-Along Offer is made, as is determined in accordance with the provisions of this Section 6.01. The terms of any sale of such shares of Common Stock by a Tag-Along Offeree pursuant to the exercise of its option under this Section 6.01 shall be the same terms as those for the sale of shares of Common Stock by the Tag-Along Offeror as set forth in the Tag-Along Notice; provided, that the Tag-Along Offeree shall not be required to give any representations except as to such Tag-Along Offeree's ownership interests in the Company and its ability to sell such interests; provided, further, however, the Holder shall be required to participate in any indemnity obligations of the selling stockholders on several not joint, pro rata basis so long as the aggregate amount of such holders indemnity obligation does not exceed the net proceeds received by such person in connection with such Tag-Along Offer. If the Tag-Along Offeree desires to exercise such option, it shall provide the Tag-Along Offeror with irrevocable written notice (the "Tag-Along Acceptance"), specifying, subject to Section 6.01(c), the number of shares of Common Stock as to which it is accepting the Tag-Along Offer, within 15 Business Days after the date on which the Tag-Along Notice is given (the "Tag-Along Notice Period").

          (c) The Tag-Along Offeree shall have the right to sell, pursuant to the Tag-Along Offer, a number of shares of Common Stock (the "Tag Along Offeree Shares") equal to the lesser of (i) the number specified in its Tag-Along Acceptance or (ii) the number of shares of Common Stock equal to the product of (i) the total number of shares of Common Stock constituting the Tag-Along Shares, and (ii) a fraction, the numerator of which shall be the total number of shares of Common Stock held by such Tag-Along Offeree and the denominator of which shall be the total number of the then outstanding shares of Common Stock held by the Tag-Along Offeror and the Tag-Along Offeree; provided, however, in the event that after giving effect to the sale by the Tag-Along Offeror pursuant to such Tag-Along Offer, the Tag-Along Offeror and its Affiliates shall own less than 50% of the amount of shares of Common Stock owned by them on the date hereof, then in connection with such sale pursuant to the Tag-Along Offer, the Tag-Along Offeree shall have the right to sell all shares of Common Stock owned by such Tag-Along Offeree.

          (d)  If at the termination of the Tag-Along Notice Period the Tag-

Along Offeree shall not have accepted the Tag-Along Offer, the Tag-Along Offeree will be deemed to have waived any and all of its rights under this
Section 6.01 with respect to the sale or other disposition of any shares of Common Stock pursuant to such Tag-Along Offer as described in the Tag-Along Notice. The Tag-Along Offeror shall have 120 days in which to sell the Tag-Along Shares and Tag-Along Offeree Shares not otherwise excluded pursuant to the previous sentence, at a price not higher than that contained in the Tag-Along Notice and on terms not materially more favorable to the Tag-Along Offeror than were contained in the Tag-Along Notice. If, at the end of such 120 day period the Tag-Along Offeror has not completed the sale of all the Tag-Along Shares, this Section 6.01 shall again apply to offers and sales of Tag-Along Shares.

          (e) Notwithstanding anything contained in this Section 6.01, there shall be no liability on the part of the Tag-Along Offeror to any person if the sale of Tag-Along Shares pursuant to this Section 6.01 is not consummated for whatever reason other than because of the breach by the Tag-Along Offeror of this Section 6.01. The Tag-Along Offeror shall have full and absolute discretion to effect or not to effect a sale of shares of Common Stock pursuant to this Section 6.01.

          6.02 Board Observation Rights. All of the Holders, as a group, by vote of the Required Holders, shall be entitled to have up to two representatives attend all meetings of the Board of Directors of the Company at the expense of the Company. The Company agrees to give the Holders (and any permitted assignee of the Holders' rights hereunder) prior written notice of all such meetings promptly after the scheduling thereof and in any event no later than five business days prior to such meeting, or if such meeting is scheduled less than five business days in advance, on the date on which the date of the Board meeting is set; provided, however, that to the extent any Holder is a Person or an Affiliate of any Person providing financing to the Company, such Holder's representatives may be excluded from that portion of any Board or committee meeting at which the financing provided by such Person is discussed.

          6.03 Drag-Along Rights. (a) At the option of the Company, if at any time the Company's Board of Directors approves the sale of the Company to any person who is not an Affiliate of the Company (whether by merger, consolidation, sale of all or substantially all of the Company's assets or sale of all of the outstanding shares of Common Stock in which all of the stockholders are entitled to participate) (an "Approved Sale"), each Holder agrees to sell all of such Holder's Warrants plus the shares of Common Stock which were acquired upon the exercise of the Warrants on the terms and conditions approved by the Company's Board of Directors and, to the extent the Warrants have been converted, to vote (or execute a consent with respect to) such shares in favor of the Approved Sale. Notwithstanding the foregoing, no Holders shall be required to make any representations and warranties to the purchaser in any Approved Sale other than with respect to such Holder's title to its securities. At the request of the Company's Board of Directors the Holders shall sell all of their Warrants to a designee in furtherance of the consummation of an Approved Sale, for the amount of consideration payable in accordance with Section 6.03(b) less the aggregate exercise price thereof; provided, however, if the Approved Sale is not consummated, then the Holders will be restored to the position they had been in prior to such sale.

          (b) The obligations of each Holder with respect to any Approved Sale are subject to the satisfaction of the conditions that (a) upon the consummation of the Approved Sale, each stockholder will receive the same form and amount of consideration per share of outstanding Common Stock as is given to each other stockholder, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option, and no stockholder will be entitled to receive any benefits of any type not received by all of the other stockholders on a pro rata basis; provided, that (i) no stockholder shall be required to accept any consideration which it is prohibited by law from receiving and (b) in such event, such stockholder shall be entitled to receive cash in an amount equal to the fair market value of such consideration, and (ii) receipt by the Company of a written fairness opinion from an investment banking firm of national prominence which is not an Affiliate of the Company or of any stockholder and which is selected by the Company's Board of Directors that the consideration per share of Common Stock to be received by each stockholder is fair from a financial point of view. In determining the amount of consideration per share payable to any stockholder in connection with an Approved Sale, all consulting, noncompetition, investment banking or other fees payable to such stockholder in connection with such Approved Sale shall be deemed to be part of the consideration payable to such stockholder who is an Affiliate in such Approved Sale other than compensation pursuant to employment arrangements of the type described in Section 6.01(a). Notwithstanding the foregoing, each stockholder shall be responsible for its pro rata share of all estimated expenses associated with the sale.

          Section 7.  Regulatory Sale or Disposition.

          7.01 Regulatory Sale or Disposition. Anything herein or in the Warrants to the contrary notwithstanding, in the event that any Holder or any of the Holders' Affiliates shall deliver to the Company an opinion of counsel to such Holder or such Affiliate, as the case may be, to the effect that if such Holder or such Affiliate, as the case may be, shall continue to hold some or all of the Warrants or its Warrant Interest or any other securities of the Company held by it, there is a material risk that such ownership will result in the violation of any statute, regulation or rule of any governmental authority (including, without limitation, Regulation Y), such Holder or such Affiliate, as the case may be, may sell or otherwise dispose of its Warrants or Warrant Interest, as the case may be, in as prompt and orderly a manner as is reasonably necessary. The Company shall cooperate with such Holder or such Affiliate, as the case may be, in disposing of its Warrants or Warrant Interest, and (without limiting the foregoing) at the request of such Holder or such Affiliate, as the case may be, the Company shall provide (and authorize such Holder or such Affiliate, as the case may be, to provide) financial and other information concerning the Company to any prospective purchaser of the Warrants or Warrant Interest owned by such Holder or such Affiliate, as the case may be. The provisions of this Section 7.01 shall inure solely to the benefit of the Holders and their Affiliates which are subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y promulgated thereunder). The Company shall not be required to provide any information under this Agreement unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to the Company, which confidentiality agreement shall in any event include an acknowledgment by the recipient of such information of its obligations under the United States securities laws relating to insider trading.

          Section 8.  Miscellaneous.

          8.01 Expenses. The Company agrees to pay all reasonable fees and disbursements of the Holder (including reasonable fees and expenses of counsel) in connection with the purchase and sale of the Warrants as contemplated by this Agreement and in connection with any exercise of the Warrants, or any amendments thereto, and the fees and disbursements of each Holder (including reasonable fees and expenses of counsel) in connection with the negotiation, execution and delivery of this Agreement or the Warrants or any waiver or consent hereunder or thereunder or any amendment hereof or thereof and in connection with any filings or registrations required to be made in connection with such Holder's ownership of the Warrants and the Warrant Interests (including, without limitation, any filings under the Exchange Act, except as otherwise set forth in the definition of Registration Expenses. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and initial delivery of this Agreement, any Warrants or the issuance or transfer of the Warrants.

          8.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy, cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Company given in accordance with this Section 8.02. All such communications shall be deemed to have been duly given when transmitted by telex or tele-copier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          8.03 Exclusion. This Agreement and the Warrants shall be binding upon, and inure solely to the benefit of the Company and the Holders and their permitted successors and assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement or the Warrants. Transferees of the original Holders of the Warrants on the date hereof shall not be entitled to the benefits of this Agreement except that (a) Affiliates of Banque Paribas and PPI and employees of such entities shall be entitled to all rights under this Agreement so long as the exercise of any such rights shall be effected by Banque Paribas or PPI, as the case may be, and Banque Paribas or PPI, as the case may be, shall cause all such Affiliates and employees to comply with their obligations under this Agreement and (b) a total of four additional Persons not affiliated with Banque Paribas or PPI at any one time shall be entitled to be Holders hereunder.

          8.04 Specific Performance. The Company acknowledges and agrees that in the event of any breach of this Agreement or the Warrants by the Company, the Holders would be irreparably harmed and could not be made whole by monetary damages. The Company accordingly agrees (i) to waive the defense in any action for specific performance that a remedy at law would be adequate, and (ii) that the Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific perform-ance of this Agreement or the Warrants in any action instituted in the United States District Court for the Southern District of New York, or, in the event such Court would not have jurisdiction for such action, in any court of the United States or any state thereof having subject matter jurisdiction for such action.

          8.05 No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder or under the Warrants except a failure to exercise the purchase rights under the Warrants within the stated time period set forth therein shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

          8.06 Amendments and Waivers. Any provision of this Agreement or the Warrants may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the Company and the Required Holders.

          8.07 GOVERNING LAW. THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          8.08 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatories thereto and hereto were upon the same instrument.

          8.09 Company Awareness. The Company acknowledges its awareness that PPI is a Federal licensee under the Small Business Investment Act of 1958, as amended.

          8.10 Termination. This Agreement (other than Sections 3, 4.02, 4.03, 4.13 (but in the case of Sections 4.02, 4.03 and 4.13 only to the extent any Holder is a "small business investment concern" and such survival is reasonably required in order for the "SBIC" to comply with applicable law),

4.05, 4.06, 4.07, 4.11, 4.12, 5, 7.01 and 8.01) shall terminate at such time as the Holders and their Affiliates and employees own less than 2.5% of the outstanding shares of the Company (assuming the exercise of all Warrants).


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   VERNITRON CORPORATION


                                   By /s/ Elliot N. Konopko
                                     Title: Vice President

                                   Address for Notices:

                                   645 Madison Avenue
                                   New York, New York  10022
                                   Attention:  Elliot Konopko
                                   Telecopy Number:  (212) 754-6348


          Warrant Interests

          776,388 Shares of        PARIBAS PRINCIPAL, INC.
          Common Stock

                                   By /s/ Jeffrey Youle
                                     Title:  Secretary

                                   Address for Notices:

                                   787 Seventh Avenue
                                   New York, New York  10019

                                   Attention:  Donald Ercole
                                   Telecopy Number:  (212) 841-2363



          666,312 Shares of        BANQUE PARIBAS
          Common Stock

                                   By /s/ Donald Ercole
                                     Title: Vice President


                                   By /s/ Jeffrey Youle
                                     Title:  Vice President

                                   Address for Notices:

                                   787 Seventh Avenue
                                   New York, New York  10019

                                   Attention:  Donald Ercole
                                   Telecopy Number:  (212) 841-2363



                                                          Exhibit A to Warrant
                                                          Purchase Agreement



THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT OR AN EXEMPTION UNDER SAID ACT IS AVAILABLE TO PERMIT SUCH WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER TO BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH

REGISTRATION. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE WARRANT PURCHASE AGREEMENT.


                              Dated:  April 25, 1996


                                    WARRANT


                 To Purchase ________ Shares of Common Stock


                             VERNITRON CORPORATION

                            Expiring April 25, 2006


THIS IS TO CERTIFY THAT, for value received, [PARIBAS PRINCIPAL, INC.] [BANQUE PARIBAS ACTING THROUGH ITS GRAND CAYMAN BRANCH] (the "Original Holder"), and its permitted designees, successors or assigns (collectively, together with the Original Holder, the "Holder") is entitled to purchase from VERNITRON CORPORATION, a Delaware corporation (the "Company"), at any time or from time to time after 9:00 a.m., New York City time, on the date hereof and prior to 5:00 p.m., New York City time, on April 25, 2006 (the "Expiration Date"), at the place where a Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), _______ shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company, all subject to adjustment and upon the terms and conditions as hereinafter provided and as provided in the Warrant Purchase Agreement, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described. [If not exercised in total prior to the Expiration Date, unless the Holder has given the Company notice to the contrary, this Warrant shall be deemed automatically exercised on the Expiration Date, and the Company shall promptly give notice of such automatic exercise to the Holder on or as soon as practicable after the Expiration Date.]<F1> Such shares of Common Stock purchasable under this Warrant, less any such shares actually purchased hereunder shall be referred to as "Shares."

<F1>  To be included only in BP warrant.

          Certain terms used in this Warrant are defined in Article IV. This Warrant is one of three Warrants issued by the Company in connection with the acquisition of Precision Aerotech, Inc. and the other transactions contemplated hereby. The Warrants are being issued on the date hereof to Banque Paribas and Paribas Principal, Inc. and are expected to be issued to Donaldson, Lufkin & Jenrette promptly after the date hereof. In the aggregate, on the date of issuance of such Warrants, the Warrants will be exercisable into 1,542,700 shares of Common Stock of the Company.


                                   ARTICLE I

                             EXERCISE OF WARRANTS

          1.1 Method of Exercise. To exercise this Warrant in whole or in part with respect to any Shares, the Holder shall deliver to the Company, at the Warrant Agency, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of Shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered and (c) payment of the Exercise Price with respect to such Shares or cancellation of this Warrant with respect to a number of Shares. If the Holder elects to pay the Exercise Price in money, such payment may be made, at the election of the Holder, by cash, money order, certified or bank cashier's check or wire transfer of immediately available funds. If the Holder elects to pay the Exercise Price by cancelling this Warrant with respect to Shares, the Exercise Price may be paid by cancelling this Warrant with respect to that number of Shares whose aggregate Current Market Price minus the aggregate Exercise Price is equal to the aggregate Exercise Price with respect to the number of Shares to be received upon exercise of this Warrant.

          The Company shall, as promptly as practicable and in any event within seven days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates, representing the aggregate number of Shares specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denom-inations, in a denomination equal to the aggregate number of Shares specified in said notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice, subject to any restrictions contained in the Warrant Purchase Agreement. Such certificate or certificates shall be deemed to have been issued, and such Holder or, subject to any restrictions contained in the Warrant Purchase Agreement, any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned notice and the Exercise Price is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such trans-fer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

          1.2 Shares To Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes and other charges, and, if the Common Stock of any class is then listed on any national securities exchange (as such term is used in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

          1.3 No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the Current Market Price per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

          1.4 Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

          This security has not been registered under the Securities Act of 1933, as amended, and must be held indefinitely unless subsequently registered under said Act or an exemption from such registration is available. This security may not be sold, pledged, hypothecated or otherwise transferred unless such sale, pledge, hypothecation or other disposition shall have been registered under said act or such disposition is made in reliance upon an exemption from registration under said act.

     This Warrant and the shares of Common Stock purchasable hereunder are subject to the terms and provisions of the Warrant Purchase Agreement, dated as of April 25, 1996, between Vernitron Corporation and the other parties thereto.

          Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act covering such Shares) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate and reasonably acceptable to the Company (who may be an employee of such holder), the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

          1.5 Authorized Shares; Reservation of Shares for Issuance. At all times while this Warrant is outstanding, the Company shall maintain its corporate authority to issue, and shall reserve for issuance upon exercise of this Warrant, such number of shares of Common Stock as shall be sufficient to perform its obligations under this Warrant (after giving effect to any adjustments to the number of Shares purchasable upon exercise of this Warrant pursuant to Article III hereof).

          1.6   Notification By The Company.  In case at any time:

          (i) the Company shall declare any dividend or make any distribution upon its Common Stock; or

         (ii) the Company shall offer for sale, or shall otherwise issue (except upon exercise of the Existing Warrants), any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

        (iii) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or substantially all of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

         (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 30 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or sale or other issuance or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, sale or other issuance or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, the notice required by this Section 1.6 shall so state.


                                  ARTICLE II

                    WARRANT AGENCY; TRANSFER, EXCHANGE AND
                            REPLACEMENT OF WARRANTS

          2.1 Warrant Agency. The Company shall maintain, at its own expense, an agency (the "Warrant Agency"), for certain purposes specified herein and shall cause such Warrant Agency to remain open during normal business hours on each Business Day in connection with the performance of its obligations hereunder. The Company shall perform the obligations of the Warrant Agency provided herein at its address at 645 Madison Avenue, New York, New York 10022 or such other address as the Company shall specify by notice to all Warrantholders.

          2.2 Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

          2.3 Transfer of Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued.

          2.4 Division or Combination of Warrants. Subject to restrictions contained in the Warrant Purchase Agreement, this Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any permitted transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          2.5 Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satis-factory to the Company (the Original Holder's or any institutional Warrantholder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

          2.6 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Common Stock hereunder.


                                  ARTICLE III

                            ANTIDILUTION PROVISIONS

          3.1 Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment and reset from time to time upon the happening of certain events, as hereinafter described.

          3.2 Mechanical Adjustments. The number of Shares and the Exercise Price shall be subject to adjustment as follows:

          (a) In case the Company shall at any time after the date of this Agreement (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all holders of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), this Warrant shall be adjusted to the number of Shares and amount of any other securities, cash or other property of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Any Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

          (b) Other than if resulting in adjustment pursuant to Section 3.2(a), in case the Company shall issue rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock (any such rights, options, warrants or other securities being herein called "Rights") to all holders of shares of its Common Stock whether or not such Rights are immediately exercisable or convertible, the Company shall issue such Rights to each Holder on the same basis as such Holder would have been entitled to receive such Rights if the Warrants had been exercised immediately prior to the happening of such event or the record date with respect thereto and no adjustment in the number and kind of Shares or Exercise Price shall be made under this Warrant in such circumstance.

          (c) Whenever the numbers of Shares are adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares immediately prior to such adjustment, and of which the denominator shall be the number of Shares immediately thereafter.

          (d) No adjustment in the number of Shares shall be required hereunder unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a cent or to the nearest one-thousandth of a Share, as the case may be.

          (e) No adjustment shall be made pursuant to this Article III in respect of the issuance of shares of Common Stock pursuant to the Existing Warrants. No adjustment need be made for a change in the par value of the Common Stock.

          (f) For the purpose of this subsection 3.2, the term "shares of Common Stock" shall mean (i) the classes of stock designated as Common Stock at the date of this Agreement, (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value or (iii) any other capital stock of the Company which is not by its terms restricted in amount or timing to the entitlement to dividends. In the event that at any time, as a result of an adjustment made pursuant to this Section 3.2, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Article III.

          3.3 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the Exercise Price as the Company considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients; provided, however, that no such adjustment in Exercise Price shall affect the number of Shares.

          3.4 Notice of Adjustment. Whenever the number of Shares or the Exercise Price is required to be adjusted, as herein provided, the Company promptly shall mail by first class, postage prepaid, to each Holder, notice of such adjustment or adjustments setting forth the number of Shares and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          3.5 Dividends and Distributions. Other than if resulting in an adjustment pursuant to Section 3.2(a) or issuance covered by 3.2(b), in case the Company shall declare a dividend or make any other distribution upon Common Stock (other than in shares of Common Stock), the Company shall hold any property (including cash) paid in respect of such dividend or distribution that the Holder would have received if the Holder had theretofore exercised the Warrant for the benefit of the Holder and promptly pay same over to the Holder.<F1>

<F1> To be included in Banque Paribas warrant only.

          3.6 Preservation of Purchase Rights upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company with or into another Person or in case of any sale, transfer or lease to another Person of all or substantially all the assets of the Company, the Company or such successor or purchasing Person, as the case may be, shall agree (and such merger, consolidation or transfer of assets shall not be consummated without such agreement) that each Holder thereafter shall have the right only to receive, and such Warrant shall only represent the right to receive, upon payment of the Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities, cash and other property which he would have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company, then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon exercise of this Warrant immediately after such consolidation, merger, sale or transfer shall be the kind and amount so receivable per share by a majority of the holders of Common Stock), and if the successor or purchasing Person is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares and other securities and property so that upon exercise of the Warrant, the Holder would have the same benefits it otherwise would have had if such successor or purchasing Person were a corporation. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III and that such adjustments shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

          3.7 Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Shares, this

Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.


                                  ARTICLE IV

                                  DEFINITIONS

          The following terms, as used in this Warrant, have the following respective meanings:

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

          "Commission" shall mean the Securities and Exchange Commission or any other Federal agency then administering the Securities Act and other Federal securities laws.

          "Common Stock" shall have the meaning set forth in the first paragraph of this Warrant, subject to adjustment pursuant to Article III.

          "Company" shall have the meaning set forth in the first paragraph of this Warrant.

          "Current Market Price" means at any date shall be the average of the daily closing prices for the 10 consecutive trading days prior to the date as of which the market price is to be computed on the principal national securities exchange or in the NASDAQ-National Market System on which the shares of Common Stock are listed or to which such shares are admitted to trading, or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose. In the absence of the foregoing, the appropriate Current Market Price per share shall be the fair market value thereof as determined by Board of Directors of the Company in good faith.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Exercise Price" means $[.01] [x] per share of Common Stock, subject to adjustment pursuant to Article III.

          "Existing Warrants" shall mean the Warrants other than this Warrant, the warrant issued to CIT entitling CIT to purchase 31,345 Shares of Common Stock on the date hereof and the Management Options.

          "Expiration Date" shall have the meaning set forth in the first paragraph of this Agreement.

          "Holder" shall have the meaning set forth in the first paragraph of this Warrant.

          "Management Options" shall mean the options to acquire up to 193,000 shares of Common Stock issued pursuant to the Company's Long Term Stock Incentive Plan and any other options granted to employees of the Company or any of its Subsidiaries having an exercise price equal to the Current Market Price.

          "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

          "Original Holder" shall have the meaning set forth in the first paragraph of this Warrant.

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Rights" shall have the meaning set forth in Section 3.2(b).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Shares" shall have the meaning set forth in the first paragraph of this Warrant.

          "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest or, if such other Person is a partnership, a majority ownership interest in the general partner thereof.

          "Warrant shall mean this Warrant as this Warrant may be amended, modified or supplemented from time to time.

          "Warrant Agency" shall have the meaning set forth in Section 2.1.

          "Warrantholder" means a holder of any Warrant issued by the Company on the date hereof and such holder's permitted designees, successors and permitted assigns.

          "Warrant Purchase Agreement" means the Warrant Purchase Agreement, dated as of April 25, 1996, between the Company, Paribas Principal, Inc. and Banque Paribas acting through its Grand Cayman Branch, as amended, modified or supplemented and, at the request of the Company, the holder of the Warrant granted after the date hereof shall be entitled to become a party thereto.


                                   ARTICLE V

                                 MISCELLANEOUS

          5.1 Notices. Any notice or other communication to be given shall be in writing and may be personally served, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telex or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed.
In the case of the Original Holder, such notices and communications shall be addressed to its address set forth below, unless the Original Holder shall notify the Company that notices and communications should be sent to a different address (or telex number), in which case such notices and communications shall be sent to the address (or telex number) specified by the Holder. In the case of other Holders, such notices and communications shall be addressed to such address as such other Holder shall specify to the Company. In the case of the Company, such notices and communications shall be addressed as follows (until notice of a change is given as provided herein):

               Vernitron Corporation
               645 Madison Avenue
               New York, New York  10022
               Telecopy:  (212) 754-6348
               Attention:  General Counsel

          If to the Original Holder:

               [Paribas Principal, Inc.]
               [Banque Paribas]
               787 Seventh Avenue
               New York, New York  10019
               Telecopy:  (212) 841-2363
               Attention:  [Donald Ercole]

          with a copy to:

               White & Case
               1155 Avenue of the Americas
               New York, New York  10036
               Telecopy:  (212) 354-8113
               Attention:  John M. Reiss, Esq.

          5.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof (except for a failure to exercise this Warrant prior to the Expiration Date), nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the holders of Warrants substantially identical to this Warrant, voting as a single class, entitling such holders to purchase a majority of the Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any Subsidiary or affiliate thereof); provided, however, that no such amendment, modification or waiver shall, without the written consent of the holders of all Warrants at the time outstanding, (a) change the number of Shares, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or
Article III.

          Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the holders of all Warrants and Common Stock issued upon exercise thereof, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and, if appropriate, notation thereof shall be made on all Warrants thereafter sur-rendered for registration of transfer or exchange.

          No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          5.3 Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE LAWS OF DELAWARE SHALL BE MANDATORILY APPLICABLE HERETO.

          5.4 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein or in any other agreement or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants (other than the Credit Documents) shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants, regardless of any in-vestigation made by the Holder, and shall continue in full force and effect so long as this Warrant is outstanding. All statements in any such other agreement or in any certificate or other instrument shall constitute representations and warranties hereunder.

          5.5 Covenants To Bind Successors and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and permitted assigns, whether so expressed or not.

          5.6 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          5.7 Construction. The definitions in this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The Section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

          5.8 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company until such time as this Warrant shall have been exercised.


          IN WITNESS WHEREOF, VERNITRON CORPORATION has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.


                    VERNITRON CORPORATION


                    By_______________________
                      Title:


Attest:



_____________________
Secretary


                             SUBSCRIPTION NOTICE

                   (To be executed upon exercise of Warrant)

To VERNITRON CORPORATION

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, _____________ shares of Common Stock as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of cash, money order, certified or bank cashier's check or wire transfer or by cancellation of the Warrant with respect to shares of Common Stock subject to the Warrant.

          Please issue a certificate or certificates for such shares of Common Stock in the following name and names and denominations:

          If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated: ____________, ____



               ____________________________
               NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.


                                  ASSIGNMENT

                  (To be executed upon assignment of Warrant)


          For value received, ___________________________ hereby sells, assigns and transfers unto _________________ the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ attorney to transfer said Warrant on the books of VERNITRON CORPORATION, a Delaware corporation, with full power of substitution in the premises.



               __________________________________
               NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant.


Dated:  __________, ____